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                                                                    EXHIBIT 10.6

                              RUDDICK CORPORATION
                        1988 INCENTIVE STOCK OPTION PLAN


1.       Definitions:

                (a) The "Act" means the Securities Exchange Act of 1934, as amended.

                (b) The "Code" means the Internal Revenue Code of 1986, as amended.

                (c) The "Committee" means the Stock Option Committee appointed by the Board of Directors of the Corporation to administer the Plan.

                (d) "Common Stock" means the common stock, $1.00 par value per share, of the Corporation to be issued pursuant to the Plan.

                (e) The "Corporation" means Ruddick Corporation, a North Carolina corporation.

                (f) "Disabled" means the inability of an optionee to engage in his profession by reason of any medically determinable physical or mental impairment which can be expected to result in death or which is to last or can be expected to last for a continuous period of not less than twelve months.

                (g) "Incentive Stock Option Agreement" means a formal written agreement between the Corporation and an optionee in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee shall from time to time approve setting forth the terms and conditions of the grant of an option to purchase shares of Common Stock pursuant to the Plan. Such Incentive Stock Option Agreement may be combined in the same written agreement as a Stock Appreciation Right Agreement.

                (h) "Key Employee" means an active full time employee of the Corporation or its Subsidiaries who has significant responsibility for the growth and financial success of the Corporation, including officers and other employees of the Corporation and its Subsidiaries. The term "Key Employee" does not include a director of the Corporation or a Subsidiary who is not otherwise an active employee of the Corporation or a Subsidiary, or a person who has retired from the active employment of the Corporation or a Subsidiary.

                (i) "Option" means the right granted by the Corporation pursuant to the Plan to a Key Employee to purchase shares of Common Stock.






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                (j)  The "Plan" means the Ruddick Corporation 1988 Incentive
         Stock Option Plan.

                (k) "Right" means the right of an optionee to receive, pursuant to the terms of such optionee's Stock Appreciation Right Agreement, either cash or shares of Common Stock based on the increase in the fair market value, as defined in Section 6 hereof, of the optioned shares of Common Stock, as more particularly described in
         Section 9 hereof.

                (l) "Stock Appreciation Right Agreement" means a formal written agreement between the Corporation and an optionee in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee shall from time to time approve setting forth the terms and conditions of the grant of a Right. Such Stock Appreciation Right Agreement may be combined in the same written agreement as an Incentive Stock Option Agreement.

                (m) "Subsidiaries" means subsidiary corporations of the Corporation as that term is defined in Section 425(f) of the Code.

2.       Purpose:

                This Plan is for the purpose of securing or retaining the services of Key Employees of the Corporation and its Subsidiaries. The Board of Directors of the Corporation believes the Plan will promote and increase personal interest in the welfare of the Corporation by, and provide incentive to, those who are primarily responsible not only for its regular operations but also for shaping and carrying out the long-range plans of the Corporation and aiding its continued growth and financial success. It is intended that options issued pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422A of the Code. It is also intended that the Plan satisfy the conditions of Rule 16b-3 of the Act.

3.       Administration:

                The Plan shall be administered by the Committee, which shall consist of not less than three members of the Board of Directors of the Corporation who shall be appointed by the Board. No person shall serve on the Committee who is, or within the preceding year has been, eligible to receive an Option or a Right under the Plan.

                The members of the Committee shall serve at the pleasure of the Board of Directors, which may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem





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         advisable.  A majority of its members shall constitute a quorum, and all actions of the Committee shall be taken by a majority of its members. Any action of the Committee evidenced by a written instrument, signed by a majority of its members, shall be fully as effective as if it had been taken by a vote of a majority of its members at a meeting duly called and held. The Committee shall appoint a secretary, who may be but need not be a member of the Committee; shall keep minutes of its meetings; and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                 Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine the Key Employees of the Corporation and the Subsidiaries to whom, the time or times when, and the price or prices at which, Options and Rights shall be granted, the option periods, and the number of shares to be subject to each Option and Right. The Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Incentive Stock Option Agreements (which need not be identical) and the respective Stock Appreciation Right Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this section shall be conclusive and binding upon all persons including, without limitation, the Corporation and its Subsidiaries, the Committee and each of the members thereof, and the Directors, officers, and employees of the Corporation and its Subsidiaries, the optionees, and their respective successors in interest.

4.       Eligibility:

                 Options and Rights may be granted only to Key Employees. No Key Employee shall be eligible, except as provided in Section 13 hereof, to receive an Option if such employee would beneficially own, directly or indirectly, immediately after the Option was granted, capital stock of the Corporation possessing more than ten percent of the total combined voting power of all classes of capital stock of the Corporation. For the purposes of the preceding sentence, the rules of
         Section 425(d) of the Code shall apply, and capital stock of the Corporation which an employee may purchase under outstanding options shall be treated as stock owned by such employee. In determining the employees to whom Options and Rights will be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the





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         success of the Corporation, the anticipated number of years of effective service remaining, and such other factors as they shall deem relevant in connection with accomplishing the purposes of the Plan. Subject to the limits set forth in this Plan, a Key Employee who has been granted an Option and Right may be granted additional Options and Rights if the Committee shall so determine.

                 Notwithstanding the foregoing provisions of the Plan, no employee may be granted an Option in any calendar year if the aggregate fair market value (determined as of the time the Option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year, under this and all other incentive stock option plans (as defined in Section 422A of the Code) of the Corporation or its Subsidiaries, would exceed $100,000. No member of the Committee shall be eligible to receive an Option or a Right.

5.       Stock Subject to Option:

                 An aggregate of 200,000 shares of Common Stock will be authorized and reserved for issuance for purposes of the Plan. Such shares may be in whole or in part, as the Board of Directors of the Corporation shall from time to time determine, authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Corporation. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, Options may be granted to other Key Employees with respect to such unpurchased shares.

                 To the extent permitted in the case of "incentive stock options" by Sections 421, 422A and 425 of the Code, the total amount of shares on which Options may be granted under the Plan and option rights (both as to the number of shares and the option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from payment of a stock dividend on the Common Stock, a subdivision or combination of shares of the Common Stock, or a reclassification of the Common Stock, and (in accordance with the provisions contained in the next following paragraph) in the event of a merger or consolidation.

                 After the merger of one or more corporations into the Corporation or any Subsidiary of the Corporation, any merger of the Corporation into another corporation, any consolidation of the Corporation or any Subsidiary of the Corporation and one or more corporations, or any other corporate reorganization of any form involving the Corporation as a party thereto involving any exchange, conversion, adjustment or other modification of the outstanding shares of the





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         Corporation's Common Stock, each optionee shall, at no
         additional cost, be entitled, upon any exercise of his Option, to receive, in lieu of the number of shares as to which such Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation, if at the time of such merger or consolidation, such optionee had been a holder of record of a number of shares of Common Stock of the Corporation equal to the number of shares as to which such Option shall then be so exercised. Comparable rights shall accrue to each optionee in the event of successive mergers or consolidations of the character described above.

                 The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

                 In the event of (i) the adoption of a plan of merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation, or
         (iii) the acquisition of more than 20% of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, other than a person, or group including a person, who beneficially owned, as of the effective date hereof, more than 5% of the Corporation's securities in the absence of a prior expression of approval of the Board of Directors of the Corporation; any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to Option and the option price, and shall remain exercisable for the remaining term of such Option, regardless of whether such Option has been outstanding for six months or of any provision contained in the Incentive Stock Option Agreement with respect thereto limiting the exercisability of the Option or any portion thereof for any length of time, subject to all of the terms hereof and of the Incentive Stock Option Agreement with respect thereto not inconsistent with this paragraph.

                 Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Corporation each Option granted under the Plan shall





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         terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to such dissolution or liquidation (and as provided above regarding certain mergers and consolidations), each Option granted hereunder shall be exercisable in full, regardless of whether such Option has been outstanding for six months or of any provision contained in the Incentive Stock Option Agreement with respect thereto limiting the exercisability of the Option or any portion thereof for any length of time, subject to all of the terms hereof and of the Incentive Stock Option Agreement with respect thereto not inconsistent with this paragraph.

                 The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Corporation or any of its Subsidiaries to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                 In the event that the number of shares of Common Stock subject to an Option or Options is adjusted pursuant to the terms of this
         Section 5, then any Right or Rights related to such Option or Options likewise shall be appropriately and equitably adjusted.

6.       Granting of Options; Option Price:

                 Following the selection by the Committee of a Key Employee to whom an Option shall be granted, the Corporation shall tender for a signature an Incentive Stock Option Agreement. The date on which an Option shall be granted shall be the date of the Committee's authorization of such grant, or such later date as may be determined by the Committee at the time such grant is authorized.

                 The purchase price of the Common Stock under each Option shall be determined by the Committee, but shall be not less than 100 percent of the fair market value of the stock at the time of the granting of the Option, and in no event shall the purchase price with respect to authorized but theretofore unissued shares of stock be less than the par value of the stock.

                 For so long as the Common Stock is listed on a national securities exchange or the NASDAQ National Market System, "fair market value" shall mean, for purposes of this Plan, as of a given date, the mean between the high and low sales prices for the stock on such date, or, if no such shares were sold on such date, the most recent date on which shares of such stock were sold, as reported in The Wall Street Journal. If the Common Stock is not listed on a national





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         securities exchange or the NASDAQ National Market System, fair market value shall mean the average of the closing bid and asked prices for such stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System. If the Common Stock is not listed on a national securities exchange, the NASDAQ National Market System or the over-the-counter market, fair market value shall be the fair value thereof determined in good faith by the Board of Directors of the Corporation.

7.       Exercise of Option:

                 An Option may be exercised by written notice to the Corporation at its offices at 2000 First Union Plaza, Charlotte, North Carolina 28282, or such other address to which the office may be relocated, which notice shall be signed by the employee or by the employee's successors, as hereinafter described in Section 10, which shall state the number of shares with respect to which the Option is being exercised, and shall contain the representation that it is the optionee's present intention to acquire the shares being purchased for investment and not for resale. Payment in full of the option price of said shares must be made at the time of the exercise of the Option, and payment may be made in cash or shares of Common Stock of the Corporation previously held by the optionee, or a combination of both. Payment in shares may also be made with shares received upon the exercise or partial exercise of an Option, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to the Optionee. Shares of Common Stock previously held by the optionee and surrendered, in accordance with rules and regulations adopted by the Committee, for the purpose of making full or partial payment of the option price, shall be valued for such purpose at the "fair market value" thereof ("fair market value" to be determined in the manner hereinbefore provided in Section 6) on the date the Option is exercised. As soon as practicable after said notice shall have been received, the Corporation shall deliver to the optionee a stock certificate registered in the optionee's name representing the Option shares.

                 The optionee shall not have any rights of a shareholder of the Corporation with respect to the shares covered by the Option except to the extent that, and until, one or more certificates for shares shall have been delivered to optionee upon the due exercise of the Option.

8.       Option Period:

                 The Options and Rights granted hereunder shall be exercisable in whole or in part or in installments from time





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         to time as may be specified by the Committee, except that no Option or
         Right granted hereunder shall be exercisable within six months of, or after the expiration of ten years from, the date the Option or Right is granted.

9.       Rights:

                 A Right may be granted with respect to any Option and may be granted contemporaneously with the grant of an Option or at any time after an Option is granted. Such Right may be exercised by surrendering the related Option, or any portion thereof, to the Corporation at its offices as set forth in Section 7 hereof, and to the extent Options have been so surrendered, such Options shall no longer be exercisable.

                 A Right may be exercised only when the related Option is eligible to be exercised and also only when the fair market value, as defined in Section 6 hereof, of the Common Stock exceeds the purchase price of the Common Stock under the related Option.

                 A Right will expire no later than the expiration of the related Option.

                 A Right entitles the optionee to surrender to the Corporation the related unexercised Option, or any portion thereof, and to receive from the Corporation in exchange therefor the economic value thereof, which value shall be an amount equal to (i) the excess of the fair market value, as defined in Section 6 hereof, of one share of Common Stock on the date of exercise of the Right over the purchase price per share of Common Stock specified in such Option, multiplied by (ii) the number of shares of Common Stock subject to the Option, or portion thereof, which is so surrendered.

                 Upon the exercise of a Right, the Committee shall have the sole and exclusive discretion to determine the form in which payment of the economic value of such Right shall be made, which form of payment may be in cash, in shares of Common Stock or in any combination thereof. No fractional shares of Common Stock shall be issued upon the exercise of a Right.

                 Upon the exercise of a Right, the Option or portion thereof to which such Right is related shall be forfeited, and such forfeiture shall have the effect of an exercise of the Option for the purpose of the limitation imposed on the number of shares of Common Stock authorized and reserved for issuance under Section 5 hereof. Upon the exercise or partial exercise of an Option, the related Right or Rights shall be forfeited to the extent of such exercise.





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                 Notwithstanding anything to the contrary contained herein, if an optionee is a person who is regularly required to report his ownership and change of ownership of Common Stock to the Securities and Exchange Commission and is subject to short-swing profit liability under the provisions of Section 16(b) of the Act, then any election to exercise such optionee's Rights, as well as any exercise of such optionee's Rights, shall be made only in accordance with the terms of this Plan and during the period beginning on the third business day and ending on the twelfth business day following the release for publication by the Corporation of quarterly or annual summary statements of sales and earnings. This condition shall be deemed to be satisfied if the specified financial data appears (i) on a wire service, (ii) in a financial news service, (iii) in a newspaper of general circulation, or (iv) is otherwise made publicly available, and shall remain in effect so long as it does not violate any applicable law or any rule or regulation adopted by appropriate governmental authority.

                 Notwithstanding further anything to the contrary contained herein, Rights shall always be granted and exercised in such a manner as to satisfy the conditions of Rule 16b-3 of the Act.

10.      Termination of Employment:

                 (a) If the employment of any person to whom an Option has been granted is terminated for any reason other than death, disability, retirement with the consent of the Corporation, or termination without cause, his Option or Options and the related Right or Rights shall terminate immediately. If an optionee retires with the consent of the Corporation or if an optionee is terminated without cause by the Corporation, or any of its Subsidiaries, he may exercise his Option or Right to the extent that he was entitled to exercise it as of the date of said retirement or termination but only within three months after said retirement and in no event after the expiration of ten years from the date such Option and Right were granted. A temporary leave of absence approved by the Corporation or any of its Subsidiaries shall not be deemed to be a termination of employment, unless, under any applicable provisions of the Code or regulations promulgated thereunder, as then in effect, the affected optionee would be accorded different tax treatment than if such optionee were an active employee of the Corporation.

                 (b) If any person to whom an Option or an Option and related Right has been granted shall die or become Disabled while he is an employee of the Corporation or any of its Subsidiaries, or shall die within three months after retirement with the consent of the Corporation, such Option or Right may be exercised (to the extent he would have been





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         entitled to do so on the date of his death or disability) by the optionee or a legatee or legatees of the optionee under his last will, or by his personal representatives or distributees, at any time within one year after the termination of his employment, but in no event after the expiration of ten years after the date such Option and Right were granted. Disability shall be determined by the Committee only upon certification thereof by a qualified physician selected by the Committee after examination of the optionee by such physician.

11.      The Right of the Corporation to Terminate Employment:

                 Nothing contained in the Plan or in any Option or Right granted pursuant to the Plan shall confer upon any optionee any right to be continued in the employment of the Corporation or one of its Subsidiaries, or shall interfere in any way with the right of the Corporation or any of its Subsidiaries as the case may be, to terminate his employment at any time for any reason.

12.      Non-Transferability of Options and Rights:

                 No Option or Right granted under the Plan shall be transferable by the optionee other than by will, or, if he dies intestate, by the laws of descent and distribution of the state of his domicile at the time of his death, and such Option or Right shall be exercisable during his lifetime only by such optionee.

13.      Ten Percent Shareholders:

                 Notwithstanding the provisions of Section 4 regarding the ineligibility of certain ten percent owners of the Corporation's capital stock, any such employee may be granted an Option hereunder which (a) provides for an option price of at least 110 percent of the fair market value of the stock at the time of the granting of the Option, (b) is not exercisable before the expiration of six months or after the expiration of five years from the date such Option is granted, and (c) is subject to all of the other terms and conditions of the Plan, including without limitation, the restrictions of Section 4 regarding Options to purchase shares having a fair market value in excess of $100,000.

14.      Amendment and Termination:

                 The Plan may be amended, modified, discontinued or terminated by the Board of Directors without stockholder approval as deemed in the best interests of the Corporation; provided, that no such amendment or modification shall (i) materially increase the benefits accruing to eligible employees, (ii) materially increase the number of shares





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         which may be issued, (iii) materially modify the requirements as to eligibility for participation, or (iv) without the consent of the holder, reduce the amount of any benefit or adversely change the terms and conditions thereof.

15.      Effective Date of the Plan:

                 The effective date of the Plan shall be November 17, 1988, subject to approval of the Plan by the shareholders of the Corporation. Notwithstanding any other provision hereof, no Option or Right granted hereunder may be exercised prior to the approval of the Plan by the shareholders of the Corporation and, in the event the shareholders do not approve the Plan within one year from the effective date of the Plan, all Options and Rights granted hereunder shall be void. No Options or Rights may be granted under this Plan after the expiration of ten years from and including the effective date.





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